SUB-SUBLEASE AGREEMENT

                THIS SUB-SUBLEASE AGREEMENT (“Sublease”) is entered into as of this 2nd day of August, 2002, by and between The Titan Corporation, a Delaware corporation (“Sub-sublandlord”), and SureBeam Corporation, a Delaware corporation (“Sub-subtenant”).

RECITALS

A.            Sublandlord, herein defined, is the Tenant under that certain Lease by and between B/G Management, (“Landlord”), and Sublandlord, as Tenant, dated October 6, 1999 (such lease, as it may be amended from time to time, the “Master Lease”), for certain space located at 6780 Sierra Court, Suite A, Dublin, CA (the “Premises”).

B.            Sub-sublandlord is the Sublessee under that certain Sublease by and between Zendex Corporation, (“Sublandlord”), and Sub-sublandlord, as Sublessee, dated August 15, 2000 (such sublease, as it may be amended from time to time, the “Sublease”), for certain space located at 6780 Sierra Court, Suite A, Dublin, CA (the “Premises”).

C.            Sub-subtenant wishes to Sub-sublease the Premises from Sub-sublandlord.

                Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Basic Sublease Information.

The information set forth in this Section (the “Basic Sub-sublease Information”) is intended to supplement and/or summarize the provisions set forth in the balance of this Sub-sublease.  Each reference in this Sub-sublease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed or supplemented by the particular Section(s) of the Sub-sublease pertaining to such information.  In the event of a conflict between the provisions of this Section and the balance of the Sub-sublease, the balance of the Sub-sublease shall control.

Sub-sublandlord:	The Titan Corporation, a Delaware corporation

Sub-sublandlord’s Address for Notices:	The Titan Corporation 3033 Science Park Road San Diego, CA 92122 Attn: Real Estate (858) 552 - 9500

Sub-subtenant:	SureBeam Corporation, a Delaware corporation

Sub-subtenant’s Address for Notices:	SureBeam Corporation 9276 Scranton Road, Suite 600 San Diego, CA 92121 Attn: Jerry Nelson (858) 795-6234 8

Sub-subleased Premises:	Approximately 8,500 rentable square feet of the second floor, known as Suites A of the Premises as described on Exhibit A.

Building:	6780 Sierra Court, Dublin, CA

Permitted Use:	As specified in Section 8 of the Administrative Office.

Base Rent:

Eleven Thousand, Four Hundred, Seventy-five Dollars and Fifty-seven Cents ($11,475.00) per month (except for any partial month during the term of this Sub-sublease, in which case Base Rent for such month shall be pro-rated based on the number of days in that month), escalating as follows:  9/15/02 —  $11,900.00 per month / $142,800 per year 9/15/03 —  $12,325.00 per month / $147,900 per year 9/15/04 —  $12,750.00 per month / $153,000 per year

Commencement Date:	The term of the Sub-sublease shall commence on August 2, 2002 (the “Commencement Date”).

Expiration Date:	The Expiration Date shall be January 31, 2005, or such earlier date, if any, on which the Master Lease is terminated or expires or this Sub-sublease is terminated pursuant to the terms herein.

Sub-subtenant’s Insurance:	Specified and as required in Section 4.04 of the Master Lease.

Security Deposit:	As set forth in Section 7 of the Sublease and Section 14 herein.

2.             Sub-sublease.

Sub-sublandlord hereby Sub-subleases to Sub-subtenant, and Sub-subtenant hereby Sub-subleases from Sub-sublandlord, the Sub-subleased Premises upon all of the terms, covenants and conditions in this Sub-sublease.

3.             Delivery Condition.

Sub-subtenant acknowledges that it takes possession of the Sub-subleased Premises in its “as is” condition, and further acknowledges that Sub-sublandlord has made no representations or warranties of any kind or nature, whether express or implied, with respect to the Sub-subleased Premises, the remainder of the Premises, the common areas, or the Building, nor has Sub-sublandlord agreed to undertake or perform any modifications, alterations, or improvements to the Sub-subleased Premises, the remainder of the Premises, the common areas or the Building which would inure to Sub- subtenant’s benefit.

                4.             Term.

4.1           Term.  The term (the “Term”) of this Sub-sublease shall commence on the Commencement Date, and shall end on the Expiration Date.

4.2           Surrender.  Sub-subtenant shall, on or before the Expiration Date, remove all personal property, furniture, trade fixtures and other equipment, provided that the removal of the same does not adversely affect the Building structure or any Building operating system or is not prohibited by the Master Lease, and that Sub-subtenant promptly repairs any damage to the Building structure or its operating systems caused by such removal pursuant to the requirements of the Master Lease.  In the event that Sub-subtenant fails to remove any such items as required by this Section 4.2 by the Expiration Date, all such items remaining on the Sub-subleased Premises after the Expiration Date shall be deemed abandoned and Sublandlord may dispose of such items as it sees fit, without liability to Sub-subtenant.  Sub-subtenant shall also be responsible for the removal, on or before the Expiration Date, of all alterations as required under the Master Lease installed by Sub-subtenant pursuant to this Sub-sublease and shall be responsible for any associated repair or restoration of the Sub-subleased Premises required under the Master Lease.  In all other respects, Sub-subtenant shall deliver the Sub-subleased Premises broom clean, in its condition as of the Commencement Date, reasonable wear and tear and casualty excepted.  In no event shall Sub-subtenant remove any of the plumbing, electrical, data lines, and HVAC system(s), except as otherwise required pursuant to this Section 4.2.

Sub-subtenant shall vacate and deliver possession of the Sub-subleased Premises free of all liens, charges or encumbrances resulting from any act or omission on Sub-subtenant’s part, and free and clear of any and all violations of any law, rule or regulation of any federal, state, municipal or other agency or authority by reason of Sub-subtenant’s actions or failures to fulfill any of its obligations under this Sub-sublease (“Violations”).  Sub-subtenant shall indemnify Sub-sublandlord against any and all loss, expense, damage, costs or attorneys’ fees arising out of Violations occurring any time on or after the Commencement Date.  The voluntary or other surrender of this Sub-sublease by Sub-subtenant, or a mutual cancellation thereof, shall not automatically terminate any sub-sub-subleases or subsequent tenancies or other agreements by which Sub-subtenant has granted rights to third parties to all or any part of the Sub-subleased Premises, but shall, at the option of Sub-sublandlord, either (1) terminate all or any existing Sub-subleases or Sub-subtenancies or such other agreements, or (2) operate as an assignment to Sub-sublandlord of any or all such reletting or such other agreements.

4.3           Holding Over.  If Sub-subtenant remains in possession of the Sub-subleased Premises after the Expiration Date, such occupancy shall constitute a tenancy at sufferance, and Sub- subtenant shall be obligated to pay 125% of the rental installments as specified in Section 5 of this Sub-sublease and Sub-subtenant shall be liable to Sub-sublandlord for any and all claims, damages, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred by Sub-sublandlord and arising out of Sub-subtenant’s failure to timely surrender the Sub-subleased Premises in accordance with the requirements of this Sub-sublease, including, without limitation those incurred by Sub-sublandlord arising under the Master Lease.

5.             Rent.

As used in this Sub-sublease, the term “Rent” shall include (1) Base Rent and (2) all other amounts which Sub-subtenant is obligated to pay under the terms of this Sub-sublease.

5.1           Rent.  Base Rent is as specified in Section 1 (Basic Sub-sublease Information).  Base Rent shall be paid by Sub-subtenant to the Sublandlord for the Sub-sublandlord  as set forth in Sections 6 of the Sublease and as subsequently amended or modified.

                Sub-subtenant shall also be solely responsible for any and all increases in Rent or any added cost or charge which has arisen solely because of Sub-subtenant’s tenancy in the Sub-subleased Premises, including, without limitation, any and all heat, water and sewer charges, electric and other utility charges, as well as any other service charges required by the Master Lease, Sublease and relating to the Sub-subleased Premises and/or Sub-subtenant’s occupation thereof that are not already then covered by the Base Rent (as defined in the Master Lease), Operating Expenses (as defined in the Master Lease) or Tax Expenses (as defined in the Master Lease) passed through to Sub-sublandlord under the Master Lease.

                                5.2           [INTENTIONALLY OMITTED]

5.3           Manner of Payment.  All Rent or other payment due from Sub-subtenant to Sub-sublandlord hereunder shall be paid in lawful money of the United States, without any prior demand therefor and without any deduction or setoff whatsoever, at the Sublandlord’s address pursuant to Section 6 or such other place as Sub-sublandlord and/or Sublandlord shall from time to time designate (including, without limitation, by wire transfer of immediately available funds to an account specified by Sub-sublandlord) by written notice provided to Sub-subtenant at least five (5) days prior to the date on which such Rent or other amount first becomes payable.

                6.             Use and Compliance With Laws.

Sub-subtenant shall use the Sub-subleased Premises for the Permitted Use (as specified in the Basic Sub-sublease Information) during the Term of this Sub-sublease, and for no other use or uses.  Sub-subtenant shall not engage in any activities prohibited by the Master Lease.  Sub-subtenant shall not use or store flammable or hazardous materials on the Sub-subleased Premises, except to the extent normally used in the ordinary course of business with respect to the Permitted Use unless such materials are specifically prohibited in the Lease.  Sub-subtenant shall not perform any act or carry on any practice which may injure the Sub-subleased Premises or cause any offensive odors or noises that constitute a nuisance or menace to any other tenant or tenants of the Building or the Premises or other persons, and in no event shall any noises or odors be emitted from the Sub-subleased Premises.  Nothing shall be done upon or about the Sub-subleased Premises which shall be unlawful, improper, or contrary to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction and Sub-subtenant shall be in compliance at all times with all such laws, ordinances, regulations and requirements.  Sub-subtenant shall observe and comply with, and shall cause its employees, agents and invitees to observe and comply with the restrictions set forth in this Sub-sublease.  Sub-subtenant agrees to comply with all rules and regulations that Master Landlord has made or may hereafter from time to time make for the Building and/or the Premises.  Sub-sublandlord shall not be liable to Sub-subtenant or any party claiming through Sub-subtenant in any way for damage caused by the failure of any of the other tenants of the Building to comply with such similar or other covenants in their leases or of such rules and regulations.

                7.             Insurance.

                                Sub-subtenant shall obtain at its sole expense the insurance required under Section 4.04 of the Master Lease effective as of the Commencement Date.  Additionally, Sub-subtenant shall name Sub-sublandlord, Sublandlord and Master Landlord as additional insureds, in their capacity as Master Landlord Sublandlord, and Sub-sublandlord, and shall furnish Sub-sublandlord on or before the Commencement Date with certificates of insurance from its insurer, with respect to such insurance, which certificates shall state that such insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Master Landlord and Sublandlord.

                8.             Assignment and Subletting.

                                Sub-subtenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate any of its interest in or rights with respect to the Sub-subleased Premises or Sub-subtenant’s leasehold estate hereunder (collectively, “Assignment”), or permit all or any portion of the Sub-subleased Premises to be occupied by anyone (whether pursuant to a license, concession or otherwise) other than Sub-subtenant or sublet all or any portion of the Sub-subleased Premises, without the prior written consent of Master Landlord, Sublandlord and Sub-sublandlord.

                9.             Alterations.

                                Sub-subtenant shall not make or suffer to be made any alterations, additions or improvements to the Sub-subleased Premises, including, without limitation, those related to electrical cabling and/or systems, plumbing, data cabling, HVAC systems, or modifications to existing finishes, without the prior written consent of Master Landlord, as required under the Master Lease, and of Sublandlord and Sub-sublandlord.  Additionally, Sub-subtenant shall be subject to the standards for repairs and alterations set forth in the Master Lease.

                10.          Repairs and Maintenance.

10.1         Sub-subtenant’s Responsibility.  Sub-subtenant shall be responsible for the maintenance and repair of the Sub-subleased Premises in accordance with the provisions of the Master Lease or Sublease.

10.2         Sublandlord’s Responsibility.  As between the parties to this Sub-sublease, Sublandlord shall have no responsibility or liability to the Sub-subtenant or anyone claiming through Sub-subtenant, for the Sub-subleased Premises including, without limitation, the roof, roof covering, foundation, subfloors, building structural components, major building systems (plumbing, electrical and heating, air conditioning and ventilation systems), and exterior walls of the Sub-subleased Premises.

                11.          Default.

Sub-subtenant shall be subject to the same default provisions as specified in Article Ten of the Master Lease as if it were the tenant thereunder, and Sublandlord shall have all the remedies specified therein, as if it were Master Landlord, including, without limitation, the right to terminate the Sub-sublease and right to perform Sub-subtenant’s obligations under this Sub-sublease at Sub-subtenant’s cost.  Notwithstanding the foregoing, Sub-subtenant shall only be entitled to one-half  (1/2) of the cure period for a default, if any, provided for under the Master Lease and Sublease.

                12.          Indemnity.

                                In addition to such indemnities as may be provided for in the Master Lease, Sub-subtenant agrees to indemnify and hold Sub-sublandlord and its affiliates, officers, agents, servants, employees and independent contractors (individually a “Sublandlord Party” and collectively, “Sublandlord Parties”) harmless against all loss, damage, liability, or expense suffered or claimed against any Sub-sublandlord Party, by any person or entity (i) caused by or otherwise arising from, in whole or in part, any breach or default by Sub-subtenant of any covenant or obligation it has hereunder (including but not limited to all covenants or obligations of the tenant under the Master Lease assumed by Sub-subtenant pursuant to the terms of this Sub-sublease), or (ii) caused by or in connection with anything owned or controlled by

Sub-subtenant except to the extent arising as a result of the gross negligence or willful misconduct of Sub-sublandlord or its employees, agents, representatives, successors or assigns, or (iii) resulting from any act, failure to act, or negligence of Sub-subtenant or its employees, agents or invitees, or (iv) resulting from any nuisance suffered on the Sub-subleased Premises, except for damage or injury to third parties or property resulting from the proven gross negligence of Sub-sublandlord, Sublandlord, Landlord or their respective employees, agents, representatives, successors or assigns.  Sub-subtenant further agrees to indemnify Sub-sublandlord and hold Sub-sublandlord harmless from all losses, damages, liabilities and expenses which Sub-sublandlord may incur, or for which Sub-sublandlord may be liable to Sublandlord, arising from the acts or omissions of Sub-subtenant which are or are alleged to be defaults of Sub-sublandlord under the Sublease or are the subject matter of any indemnity or hold harmless of Sub-sublandlord, as tenant, to Sublandlord under the Sublease.  The obligations of Sub-subtenant to indemnify Sub-sublandlord and/or the Sub-sublandlord Parties and/or hold the Sub-sublandlord and/or the Sub-sublandlord Parties harmless in this Section 12 and elsewhere herein shall survive the expiration or other termination of this Sub-sublease.

                13.          Master Lease and Sublease.

                13.1 (a)   Master Lease and Sublease.  Notwithstanding anything in this Sub-sublease to the contrary, the rights of Sub-subtenant shall be subject to and limited by the terms and conditions contained in the Master Lease between Sublandlord and Master Landlord as applicable to tenant thereunder, as they may be amended from time to time.  Sublandlord shall have the right to amend the Master Lease from time to time without the consent of Sub-subtenant provided that any such amendment shall not adversely affect Sub-subtenant’s ability to continue its then current operations in the Sub-subleased Premises, increase any of the rental or other payments required to be made by Sub-subtenant hereunder or otherwise materially and adversely change Sub-subtenant’s rights and obligations hereunder.  Sublandlord shall endeavor to give Sub-subtenant notice of any amendment to the Master Lease, but the failure to give such notice shall not affect the validity of such amendment or its applicability to Sub-subtenant, except that Sub-subtenant shall have no obligation to comply with the terms of any such amendment until it has received a copy.  Any rights granted to Sub-subtenant herein which are limited by the Master Lease shall be deemed to be so limited by this Sub-sublease.

                13.1 (b)   Sublease and Sub-sublease.  Notwithstanding anything in this Sub-sublease to the contrary, the rights of Sub-subtenant shall be subject to and limited by the terms and conditions contained in the Sublease between Sublandlord and Sub-sublandlord as applicable to subtenant thereunder, as they may be amended from time to time.  Sub-sublandlord shall have the right to amend the Sublease from time to time without the consent of Sub-subtenant provided that any such amendment shall not adversely affect Sub-subtenant’s ability to continue its then current operations in the Sub-subleased Premises, increase any of the rental or other payments required to be made by Sub-subtenant hereunder or otherwise materially and adversely change Sub-subtenant’s rights and obligations hereunder.  Sub-sublandlord shall endeavor to give Sub-subtenant notice of any amendment to the Sublease, but the failure to give such notice shall not affect the validity of such amendment or its applicability to Sub-subtenant, except that Sub-subtenant shall have no obligation to comply with the terms of any such amendment until it has received a copy.  Any rights granted to Sub-subtenant herein which are limited by the Master Lease and Sublease shall be deemed to be so limited by this Sub-sublease.

                13.2         No Violation.  Notwithstanding anything in this Sub-sublease to the contrary, Sub-subtenant shall not commit or permit to be committed any act or omission which shall violate any term or condition of the Master Lease or Sublease.  Sub-subtenant shall indemnify and hold harmless Sublandlord and Sub-sublandlord from and against any loss, liability, claim, cost or expense (including reasonable attorneys’ fees) incurred by Sublandlord or Sub-sublandlord as a result of any termination or attempted termination by Sub-sublandlord, Sublandlord or Master Landlord of the Master Lease and Sublease resulting from any such act or omission by Sub-subtenant.

                13.3         [INTENTIONALLY OMITTED]

                13.4         Termination of Master Lease.  If the Master Lease or Sublease terminates for any reason prior to the expiration or other termination of this Sub-sublease, this Sub-sublease shall terminate concurrently therewith without any liability of Sub-sublandlord to Sub-subtenant and, except for any Sub-subtenant obligations hereunder arising on or prior to the termination of this Sub-sublease, following Sub-subtenant’s surrender in compliance with Section 4.2 hereof, Sub-subtenant’s obligations hereunder shall terminate, except with respect to any indemnification or hold harmless obligations of Sub-subtenant, which shall survive such termination.

                13.5 (a)   Incorporation of Master Lease.  Notwithstanding any other provision of this Sub-sublease to the contrary, this Sub-sublease and Sub-subtenant’s rights under this Sub-sublease shall at all times be subject to all of the terms, covenants, and conditions of the Master Lease (a copy of which agreement, as currently in effect, Sub-subtenant hereby represents that it has received), with the same force and effect as if fully set forth herein, and except as otherwise expressly provided for herein, Sub-subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord as tenant under the Master Lease with respect to the Sub-subleased Premises.  Except as otherwise provided hereby, the terms, conditions, rights and responsibilities of the Master Lease are incorporated herein by reference, and Sublandlord shall have the rights and responsibilities with respect to the Sub-subtenant that the Master Landlord has with respect to Sublandlord pursuant to the Master Lease, and Sub-subtenant shall have the rights and responsibilities with respect to Sublandlord that Sublandlord has with respect to the Master Landlord pursuant to the Master Lease.  However, to the extent that the Master Lease requires or obligates Master Landlord to maintain, repair, restore, or otherwise expend any money or take any action to preserve and maintain all or any portion of the Sub-subleased Premises or to furnish any services to the Sub-subleased Premises, such obligation shall not pass to Sublandlord by reason of this Sub-sublease and shall remain with the Master Landlord.  Subject to the first sentence of this Section 13.5, with respect to the relationship between the Sublandlord and the Sub-subtenant, the terms, covenants and conditions of this Sub-sublease shall control with respect to any conflict or inconsistency between the terms, covenants and conditions contained herein and the terms, covenants and conditions of the Master Lease.

                13.5 (b)   Incorporation of Sublease.  Notwithstanding any other provision of this Sub-sublease to the contrary, this Sub-sublease and Sub-subtenant’s rights under this Sub-sublease shall at all times be subject to all of the terms, covenants, and conditions of the Sublease (a copy of which agreement, as currently in effect, Sub-subtenant hereby represents that it has received), with the same force and effect as if fully set forth herein, and except as otherwise expressly provided for herein, Sub-subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sub-sublandlord as Sublessee under the Sublease with respect to the Sub-subleased Premises.  Except as otherwise provided hereby, the terms, conditions, rights and responsibilities of the Sublease are incorporated herein by reference, and Sub-sublandlord shall have the rights and responsibilities with respect to the Sub-subtenant that the Subublandlord has with respect to Sub-sublandlord pursuant to the Sublease, and Sub-subtenant shall have the rights and responsibilities with respect to Sub-sublandlord that Sub-sublandlord has with respect to the Sublandlord pursuant to the Sublease.  However, to the extent that the Sublease requires or obligates Sublandlord to maintain, repair, restore, or otherwise expend any money or take any action to preserve and maintain all or any portion of the Sub-subleased Premises or to furnish any services to the Sub-subleased Premises, such obligation shall not pass to Sub-sublandlord by reason of this Sub-sublease and shall remain with the Sublandlord.  Subject to the first sentence of this Section 13.5 (b), with respect to the relationship between the Sub-sublandlord and the Sub-subtenant, the terms, covenants and conditions of this Sub-sublease shall control with respect to any conflict or inconsistency between the terms, covenants and conditions contained herein and the terms, covenants and conditions of the Sublease.

14.          Security Deposit.

                Sub-sublandlord and Sub-subtenant hereby acknowledge that Sub-subtenant has tendered payment and shall continue to tender payment of the Security Deposit as set forth in Section 7 of the Sublease.  Upon expiration of the Sublease, Sub-sublandlord shall forward payment to Sub-subtenant within thirty (30) days of receipt from Sublandlord any refunded Security Deposit amounts it has received pursuant to Section 7. of the Sublease.

15.          Brokers.

                Sub-subtenant represents that it has dealt with no broker or agent in connection with this Sub-sublease and Sub-subtenant shall hold Sub-sublandlord harmless from any and all liability, loss, damage, expense, claim action, demand, suit or obligation arising out of or relating to a breach by Sub-subtenant of such representation.

16.          Counterparts.

                                This Sub-sublease may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

17.          Governing Law.

                                This Sub-sublease shall be governed by and construed and enforced in accordance with the laws of the State of California, except with respect to the choice-of-law provisions thereof.

18.          Waivers; Amendments.

                                No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law. Any provision of this Sub-sublease may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought. No waiver of any provision of this Sub-sublease, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such provision. This Sub-sublease may not be amended, modified or supplemented other than by a written instrument signed by each party hereto.

19.          Entire Agreement.

                                This Sub-sublease constitutes the entire agreement and understanding among the parties hereto and supercedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

20.          Severability.

                                Any term or provision of this Sub-sublease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Sub-sublease or affecting the validity or enforceability of any of the terms or provisions of this Sub-sublease in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, this Sub-sublease shall be deemed to have been executed and delivered as of the date first set forth above.

SUB-SUBLANDLORD:

THE TITAN CORPORATION, a Delaware corporation

By:
Name:
Title:

SUB-SUBTENANT:

SureBeam Corporation, a Delaware corporation

By:
Name:
Title:

LANDLORD’S CONSENT TO SUB-SUBLEASE

The undersigned (“Landlord”), Landlord under the Master Lease, hereby consents to the foregoing Sub-sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Landlord certifies that, as of the date of Landlord’s execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the Sublease and foregoing Sub-sublease.

Lessor:

By:

Title:

Date:

SUBLANDLORD’S CONSENT TO SUB-SUBLEASE

The undersigned (“Sublandlord”), Sublessor under the Sublease, hereby consents to the foregoing Sub-sublease without waiver of any restriction in the Sublease concerning further assignment or subletting. Sublandlord certifies that, as of the date of Sublandlord’s execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease and Sublease, and that the Master Lease and Sublease have not been amended or modified except as expressly set forth in the foregoing Sub-Sublease.

Lessor:

By:

Title:

Date:

EXHIBIT A

DESCRIPTION OF SUB-SUBLEASED PREMISES

[See attached.]